UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

PROTEO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30728	90-0019065
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 Business Center Drive, Irvine, California 92612
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 253-4155

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On December 12, 2018, Proteo, Inc., (the “Registrant”) entered into a Common Stock Purchase Agreement (the “Agreement”) with the purchaser of its stock, Jork von Reden (the “Investor”), who is also a member of the Registrant’s board of directors. Pursuant to the Agreement, the Registrant agreed to issue and sell to the Investor 1,000,000 shares of the Registrant’s Common Stock (the “Purchase Shares”) at the price of $0.08 per share (the “Purchase Price”), for an aggregate purchase price of USD $80,000. The Purchase Price was equal to the closing price of the Registrant’s common stock as quoted on the OTCQB on December 6, 2018. The initial closing of 500,000 of the Purchase Shares will occur upon the Registrant’s receipt of the initial payment of $40,000 of the Purchase Price. A second closing of the remaining 500,000 Purchase Shares will occur on December 27, 2018 (the “Second Closing Date”). The Investor agreed to pay the remaining USD $40,000 Purchase Price with respect to the remaining Purchase Shares on or before the Second Closing Date.

Item 3.02	Unregistered Sales of Equity Securities

On December 12, 2018, the Registrant entered into the Agreement described in Item 1.01 above. Pursuant to the Agreement, the Registrant will issue to the Investor 1,000,000 shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemptions available under Regulation S and the rules promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following materials are filed as exhibits to this Current report on Form 8-K:

Exhibit No.	Description

10.1	Common Stock Purchase Agreement dated December 12, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: December 14, 2018	By: /s/ Dr. Oliver Wiedow
Dr. Oliver Wiedow
Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Common Stock Purchase Agreement

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